            As filed with the Securities and Exchange Commission on June 1, 1998
                                                      Registration No. 333-52113

                       SECURITIES AND EXCHANGE COMMISSION

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CREDIT DEPOT CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                    581909265
                      (I.R.S. Employer Identification No.)

        700 Wachovia Center, Gainesville, Georgia 30501, (770) 531-9927 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     Ralph DeBee, President, Credit Depot Corporation, 700 Wachovia Center,
                   Gainesville, Georgia 30501, (770) 531-9927
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            Jonathan B. Reisman, Esq.
                           Reisman & Associates, P.A.
                       5100 Town Center Circle, Suite 330
                            Boca Raton, Florida 33486
                                 (561) 361-9300

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       Calculation of Registration Fee (1)

------------------------------------------------------------------------------------------------------------------


Title of Each                                    Proposed                Proposed
Class of                                         Maximum                 Maximum                  Amount of
Securities to be         Amount to be            Offering Price          Aggregate                Registration Fee
Registered               Registered (2)          Per Unit (3)            Offering Price
------------------------------------------------------------------------------------------------------------------
Common Stock,            8,190,733 shares        $1.19                   $9,746,972.27            $2,875.00 (4)
$.001 par value

(1) Pursuant to Rule 429 under the Securities Act of 1933, in addition to the shares being registered hereby, the Prospectus which is a part of this Registration Statement also relates to an aggregate of 1,689,885 shares of the Registrant's Common Stock, $.001 par value, which are being carried forward from the Registrant's Registration Statement on Form S-3, File No. 333-10125 for which a filing fee of $8,922.88 has previously been paid.

(2) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions.

(3) Based on the average of the closing high bid and low asked prices of the Common Stock as reported on the Nasdaq stock market on May 28, 1998.

(4)      $2,065.00 has previously been paid.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus which is a part of this Registration Statement is a combined Prospectus which also relates to 1,689,885 shares of the Registrant's Common Stock, $.001 par value, which were registered pursuant to the Registrant's Registration Statement on Form S-3, File No. 333-10125. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


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                                     PART II

ITEM 14. INFORMATION NOT REQUIRED IN THE PROSPECTUS OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  S.E.C. Registration Fee                              $ 2,875
                  Professional Fees and Expenses                       $16,500
                  Miscellaneous                                        $   625
                                                                       -------
                           Total                                       $20,000

         All of the above expenses will be paid by the Registrant.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         ARTICLE Seven of the Registrant's Certificate of Incorporation, as amended provides as follows:

                  SEVENTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving a the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be entitled to be indemnified by the Corporation to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstances, whichever is greater against expenses (including attorneys' fees), judgments, fines and amount paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such person.


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         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of any other corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, by agreement, vote, or otherwise.

ITEM 16.          EXHIBITS

3.1(a)  Certificate of Incorporation of the Registrant, as amended prior to January 3, 1996. (1)
3.1(b)  Certificate of Designation dated October 10, 1995. (2)
3.1(c)  Amendment to Certificate of Incorporation dated January 3, 1996. (5)
3.1(d)  Amendment to Certificate of Incorporation dated January 30, 1997. (3)
3.1(e)  Certificate of Designation dated April 22, 1997. (4)
3.1(f)  Amendment to Certificate of Incorporation dated October 24, 1997. (5)
3.2     Certificate of Merger of Equithrift, Inc., a Georgia corporation, with and into the Registrant. (1)
3.2     By-Laws of the Registrant. (1)
4.1     Specimen Common Stock certificate. (1)
5.1     Opinion re legality.
23.1    Consent of Ernst & Young LLP.
23.2    Consent of Reisman & Associates, P.A. (included in Exhibit 5.1)
24.1    Power of Attorney.(6)

---------------

(1) These exhibits were filed as exhibits to the Registrant's Registration Statement on Form S-1 File No. 33-37416 and are incorporated herein by reference.
(2) This exhibit was filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1996 and is incorporated herein by reference.
(3) This exhibit was filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1996 and is incorporated herein by reference.

                                     II - 2


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(4)      This exhibit was filed as an exhibit to the Registrant's Quarterly
         Report on Form 10-QSB for the quarterly period ended March 31, 1997 and is incorporated herein by reference.
(5) These exhibits were filed as exhibits to the Registrant's Registration Statement on Form S-3 File No. 333-52113 and are incorporated herein by reference.
(6) Included on signature page of Registration Statement on Form S-3, File No. 333-52113.

ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sells securities, a post-effective amendment to this registration statements to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on to the plan of distribution.
         (2)      That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new
                  registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.
         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Georgia, on this 29th day of May, 1998.

                            CREDIT DEPOT CORPORATION
                            By: /s/ RALPH J. DeBEE, JR.
                                -----------------------------
                                Ralph J. DeBee, Jr. President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 SIGNATURE                          TITLE                                               DATE
/s/RALPH J. DeBEE, JR.              President, Chief Executive Officer                  May 29, 1998
-------------------------           and Director
Ralph J. DeBee, Jr.

/s/CHARLES FARRAHAR                 Chief Financial Officer                             May 29, 1998
-------------------------
Charles Farrahar

/s/MARVIN V. BOLT*                  Director                                            May 29, 1998
-------------------------
Marvin V. Bolt

/s/GERALD F. SULLIVAN               Director                                            May 29, 1998
-------------------------
Gerald F. Sullivan

/s/JOHN C. THOMAS, JR.*             Director                                            May 29, 1998
-------------------------
John C. Thomas, Jr.

/s/HEIKO H. THIEME*                 Director                                            May 29, 1998
-------------------------
Heiko H. Thieme

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* By Ralph DeBee, Jr. pursuant to power of attorney filed with Registration
Statement on Form S-3, File  No. 333-52113